Exhibit 99.1

Blockbuster Reports Third Quarter 2008 Results

Third Quarter Domestic Same-Store Sales Increase 5.1%

Third Quarter Net Loss Narrows by 48% to $18 Million

Adjusted EBITDA of $40 Million

Reiterates Full-Year Adjusted EBITDA Guidance

DALLAS, November 6, 2008 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the third quarter ended October 5, 2008.

Total revenues for the third quarter of 2008 decreased 2.7%, or $33.6 million, to $1.20 billion, as compared to $1.24 billion in the third quarter of 2007. Net loss for the quarter narrowed 48.3% to $17.8 million, or $0.11 per share, as compared with a net loss of $34.4 million or $0.20 per share in the third quarter of 2007.

“We are pleased with our third quarter results, particularly in light of the unusually limited slate of movie titles and strong viewership of the Olympics during the period. Key initiatives around merchandise assortment, in-stock availability and expense reduction allowed us to deliver our third consecutive quarter of positive domestic same-store sales and reduce our net loss by over 48%,” said Jim Keyes, Blockbuster Chairman and CEO. “As we continue to transform Blockbuster, we believe the consumer value of our rental offering positions us well in this challenging economic environment and gives us confidence we can achieve our full-year adjusted EBITDA guidance. At the same time, we are aware of the uncertainties of the macroeconomic environment and are taking steps to more conservatively manage capital spending and improve cash flow to limit the need for new debt financing, as evidenced by the recent reduction in our various letters of credit.”

Third Quarter Financial Results

Total revenues for the third quarter of 2008 decreased 2.7%, or $33.6 million, to $1.20 billion mostly due to lower rental revenues from subscription and a decline in the company-operated store base worldwide.

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Blockbuster Inc. Third Quarter 2008 Earnings Release

This decline was partially offset by a 35.1% increase in domestic merchandise revenues driven by a significant increase in game sales.

Domestic same-store revenues increased 5.1% as compared to the third quarter of 2007, due to a 0.8% growth in same-store rental revenues and a 30.7% increase in same-store merchandise sales, largely driven by a significant increase in sales of games software and hardware. International same-store revenues decreased 3.4% as compared to the same period last year, reflecting a 2.2% decline in same-store rental revenues and a 5.0% decline in same-store merchandise sales. Worldwide same-store revenues grew 1.9% from the same period last year.

Gross profit for the third quarter of 2008 decreased $26.9 million to $643.3 million as compared to the third quarter of 2007, and gross margin declined 70 basis points to 53.4%. General and administrative expenses for the period decreased $28.1 million, largely offsetting a decline in gross profit. Advertising expense for the third quarter of 2008 totaled $32.4 million as compared to $27.5 million for the third quarter of 2007.

EBITDA for the third quarter declined $3.9 million to $34.8 million from $38.7 million last year. Adjusted EBITDA, which excludes lease termination costs and share-based compensation expenses, decreased to $40.2 million from $49.2 million in the third quarter of 2007.

Net loss for the third quarter 2008 narrowed $16.6 million – or 48.3%—to $17.8 million from $34.4 million in the third quarter of 2007.

Cash used for operating activities increased $1.1 million to $18.2 million for the third quarter of 2008 from cash used of $17.1 million for the third quarter of 2007. Free cash flow (net cash used for operating activities less capital expenditures) decreased $15.1 million to a negative $53.7 million for the third quarter of 2008 from a negative $38.6 million for the third quarter of 2007. The Company ended the quarter with $135 million outstanding under its revolving credit facility.

Additional financial and operational information, including the calculation of adjusted results and the reconciliations of other non-GAAP financial measures used herein, can be found in the tables accompanying this release.

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Blockbuster Inc. Third Quarter 2008 Earnings Release

Earnings call

The Blockbuster earnings call will be webcast today at 3:30 p.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended January 6, 2008, the Company’s Form 10-Q for the quarter ended July 6, 2008 and in the Company’s upcoming Form 10-Q for the quarter ended October 5, 2008. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movie and game entertainment, with over 7,500 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR	OR
Randy Hargrove	John Rouleau
Senior Director, Corporate Communications	Integrated Corporate Relations
(214) 854-3190	(203) 682-8200

Caution Concerning Forward Looking Statements:

This press release contains “forward looking statements” – that is, statements related to future, not past, events. In this context, forward looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include, among others, from time to time: (1) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (2) overall entertainment industry performance and the accuracy of our estimates and judgments regarding trends impacting the entertainment industry, particularly the home video segment; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the variability in consumer appeal of the movie titles and games software released for rental and sale and the timing of such releases; (5) our ability to anticipate and respond to changing consumer preferences for entertainment, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (6) the continued volatility and further deterioration of the capital markets and given such conditions, our ability to secure an amendment to our existing debt agreements or to obtain alternative financing or acceptable terms, if at all; (7) the sustained decrease in the market price of our common stock; (8) uncertainty surrounding capital and credit markets and any resulting difficulty we may experience in obtaining financing or funding normal operations could cause some of our trade creditors to impose less favorable terms; (9) while we believe that we will achieve our full-year adjusted EBITDA guidance, our ability to achieve our adjusted EBITDA guidance is subject to many risks and uncertainties, so there is no assurance that we will achieve our adjusted EBITDA

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Blockbuster Inc. Third Quarter 2008 Earnings Release

guidance. Also, there is no assurance that the previously disclosed reconciliation between adjusted EBITDA and net income will remain the same; (10) regional, national and global conditions existing from time to time, including those of an economic, business and competitive nature; and (11) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 6, 2008 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended July 6, 2008. In addition, our revolving credit facility and Term A loan mature in August 2009, and the amounts we can borrow under our revolving credit facility prior to maturity will be reduced pursuant to the terms of our credit agreement. If we are unable to refinance our credit facility or obtain other financing, then we will be required to fund our business and operations without outside capital. There can be no assurance that we will be able to obtain adequate financing on acceptable terms or at all, and there is no guarantee that we will be able to fund our business without outside capital. If we are required to fund our business without outside capital, we will have to significantly reduce our spending and defer growth initiatives. These changes may impede our ability to execute our operational strategies and goals. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These uncertainties may cause our actual future results to be materially different than those expressed in our forward looking statements. We do not undertake to update our forward looking statements.

BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Revenues:
Rental revenues	$751.4	$812.1	$2,465.1	$2,494.4
Previously rented product (“PRP”) revenues	148.5	150.6	483.4	484.9

Total rental revenues	899.9	962.7	2,948.5	2,979.3
Merchandise sales	297.9	267.6	931.5	945.0
Other revenues	6.8	7.9	23.2	51.0

	1,204.6	1,238.2	3,903.2	3,975.3

Cost of sales:
Cost of rental revenues	329.3	365.4	1,137.3	1,194.0
Cost of merchandise sold	232.0	202.6	725.7	713.8

	561.3	568.0	1,863.0	1,907.8

Gross profit	643.3	670.2	2,040.2	2,067.5

Operating expenses:
General and administrative	576.1	604.2	1,782.4	1,882.2
Advertising	32.4	27.5	94.8	158.9
Depreciation and amortization of intangibles	37.1	43.5	114.9	142.0
Gain on sale of Gamestation	—	(0.2)	—	(81.5)

	645.6	675.0	1,992.1	2,101.6

Operating income (loss)	(2.3)	(4.8)	48.1	(34.1)
Interest expense	(17.9)	(20.7)	(55.5)	(65.4)
Interest income	0.5	1.3	2.2	5.1
Other items, net	5.8	(1.3)	6.1	(1.5)

Income (loss) before income taxes	(13.9)	(25.5)	0.9	(95.9)
Provision for income taxes	(3.9)	(8.7)	(14.9)	(20.2)

Income (loss) from continuing operations	(17.8)	(34.2)	(14.0)	(116.1)
Income (loss) from discontinued operations, net of tax	—	(0.2)	(0.3)	1.3

Net income (loss)	(17.8)	(34.4)	(14.3)	(114.8)
Preferred stock dividends	(2.8)	(2.8)	(8.4)	(8.4)

Net income (loss) applicable to common stockholders	$(20.6)	$(37.2)	$(22.7)	$(123.2)

Net income (loss) per common share:
Basic and diluted
Continuing operations	$(0.11)	$(0.20)	$(0.12)	$(0.66)
Discontinued operations	—	—	—	0.01

Net income (loss)	$(0.11)	$(0.20)	$(0.12)	$(0.65)

Weighted average common shares outstanding:
Basic and diluted	192.1	190.6	191.7	190.0

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Thirteen Weeks Ended October 5, 2008		Thirteen Weeks Ended September 30, 2007		Thirty-Nine Weeks Ended October 5, 2008		Thirty-Nine Weeks Ended September 30, 2007
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
			(As restated)				(As restated)
Domestic
Rental revenues
Movies	$515.6	63.5%	$563.0	67.5%	$1,720.6	64.5%	$1,744.3	66.8%
Games	50.5	6.2%	51.1	6.1%	157.6	5.9%	161.1	6.2%
PRP	113.9	14.0%	120.1	14.4%	376.6	14.1%	392.3	15.0%

Total rental revenues	680.0	83.7%	734.2	88.0%	2,254.8	84.5%	2,297.7	88.0%

Merchandise sales
Movies	43.0	5.3%	43.0	5.1%	148.1	5.6%	139.6	5.3%
Games	37.6	4.6%	9.7	1.2%	100.9	3.8%	28.1	1.1%
Other	46.9	5.8%	41.7	5.0%	144.4	5.4%	127.2	4.9%

Total merchandise sales	127.5	15.7%	94.4	11.3%	393.4	14.8%	294.9	11.3%

Other revenues	5.0	0.6%	5.6	0.7%	17.6	0.7%	18.1	0.7%

Total domestic revenues	$812.5	100.0%	$834.2	100.0%	$2,665.8	100.0%	$2,610.7	100.0%

International
Rental revenues
Movies	$171.2	43.6%	$183.7	45.5%	$544.1	43.9%	$547.9	40.2%
Games	14.1	3.6%	14.3	3.5%	42.8	3.5%	41.1	3.0%
PRP	34.6	8.8%	30.5	7.5%	106.8	8.6%	92.6	6.8%

Total rental revenues	219.9	56.0%	228.5	56.5%	693.7	56.0%	681.6	50.0%

Merchandise sales
Movies	41.8	10.7%	48.5	12.0%	132.7	10.8%	142.7	10.4%
Games	85.1	21.7%	81.9	20.3%	273.8	22.1%	379.8	27.8%
Other	43.5	11.1%	42.8	10.6%	131.6	10.6%	127.6	9.4%

Total merchandise sales	170.4	43.5%	173.2	42.9%	538.1	43.5%	650.1	47.6%

Other revenues	1.8	0.5%	2.3	0.6%	5.6	0.5%	32.9	2.4%

Total international revenues	$392.1	100.0%	$404.0	100.0%	$1,237.4	100.0%	$1,364.6	100.0%

Total consolidated revenues	$1,204.6		$1,238.2		$3,903.2		$3,975.3

Gross Profit by Product Line:
	Thirteen Weeks Ended October 5, 2008		Thirteen Weeks Ended September 30, 2007		Thirty-Nine Weeks Ended October 5, 2008		Thirty-Nine Weeks Ended September 30, 2007
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
			(As restated)				(As restated)
Domestic
Rental	$419.5	61.7%	$436.2	59.4%	$1,334.0	59.2%	$1,314.6	57.2%
Merchandise	24.5	19.2%	26.3	27.9%	77.9	19.8%	87.7	29.7%
Other	5.0	100.0%	5.6	100.0%	17.6	100.0%	18.1	100.0%

Total domestic	449.0	55.3%	468.1	56.1%	1,429.5	53.6%	1,420.4	54.4%

International
Rental	151.1	68.7%	161.1	70.5%	477.2	68.8%	470.7	69.1%
Merchandise	41.4	24.3%	38.7	22.3%	127.9	23.8%	143.5	22.1%
Other	1.8	100.0%	2.3	100.0%	5.6	100.0%	32.9	100.0%

Total international	194.3	49.6%	202.1	50.0%	610.7	49.4%	647.1	47.4%

Total consolidated	$643.3	53.4%	$670.2	54.1%	$2,040.2	52.3%	$2,067.5	52.0%

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (G&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Thirteen Weeks Ended October 5, 2008		Thirteen Weeks Ended September 30, 2007		Thirty-Nine Weeks Ended October 5, 2008		Thirty-Nine Weeks Ended September 30, 2007
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue
			(As restated)				(As restated)
Domestic
Advertising	$23.7	2.0%	$19.5	1.6%	$67.6	1.7%	$127.8	3.2%
G&A expense - store (4 wall)	331.5	27.5%	330.9	26.7%	1,020.5	26.1%	1,040.5	26.2%
G&A expense - corporate and other	79.6	6.6%	102.5	8.3%	246.0	6.3%	305.6	7.7%
International
Advertising	8.7	0.7%	8.0	0.6%	27.2	0.7%	31.1	0.8%
G&A expense	165.0	13.7%	170.8	13.8%	515.9	13.2%	536.1	13.5%

Total SG&A	$608.5	50.5%	$631.7	51.0%	$1,877.2	48.0%	$2,041.1	51.4%

Facilities Statistics:

	As of October 5, 2008
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	3,909	5.5	21,675	1,934	3.0	5,784
Distribution centers	39	N/A	1,121	7	N/A	177
Corporate/regional offices	12	N/A	416	7	N/A	90

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Domestic same-store revenues increase (decrease)
Rental revenues	0.8%	(9.9)%	2.5%	(8.7)%
Merchandise sales	30.7%	(3.9)%	37.9%	(10.1)%
Total revenues	5.1%	(9.3)%	7.2%	(9.0)%

International same-store revenues increase (decrease)
Rental revenues	(2.2)%	(2.8)%	(1.8)%	(3.9)%
Merchandise sales	(5.0)%	28.2%	(1.8)%	25.0%
Total revenues	(3.4)%	8.4%	(1.8)%	6.4%

Worldwide same-store revenues increase (decrease)
Rental revenues	(0.1)%	(8.1)%	1.3%	(7.5)%
Merchandise sales	7.8%	14.2%	12.4%	8.8%
Total revenues	1.9%	(3.7)%	3.9%	(4.3)%

Cash Flow Data:
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Net cash provided by (used for) operating activities	$(18.2)	$(17.1)	$(101.1)	$(201.4)
Net cash provided by (used for) investing activities	$(33.1)	$(20.8)	$(73.8)	$86.0
Net cash provided by (used for) financing activities	$11.7	$16.5	$88.7	$(156.0)

Capital Expenditures	$35.5	$21.5	$76.1	$52.0

Balance Sheet Information:

	October 5, 2008	January 6, 2008
Cash and cash equivalents	$95.3	$184.6
Merchandise inventories	$471.0	$343.9
Rental library	$377.6	$441.1
Accounts payable	$411.4	$472.8
Total debt (including capital lease obligations)	$854.3	$757.8

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007
Domestic company-owned stores:
Beginning	4,005	4,255
Additions/purchases	30	35
Closures/sales	(126)	(260)

Ending	3,909	4,030

International company-owned stores:
Beginning	2,068	2,296
Additions/purchases	13	87
Closures/sales	(147)	(311)

Ending	1,934	2,072

Franchised stores:
Beginning	1,757	1,809
Additions/purchases	81	43
Closures/sales	(156)	(103)

Ending	1,682	1,749

Total stores worldwide:
Beginning	7,830	8,360
Additions/purchases	124	165
Closures/sales	(429)	(674)

Ending	7,525	7,851

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and thirty-nine weeks ended October 5, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures, severance and costs incurred to explore the acquisition of Circuit City Stores, Inc.

For the thirteen and thirty-nine weeks ended September 30, 2007, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding charges related to costs incurred for store closures, severance and the gain on sale of Gamestation. Additionally, for the thirty-nine weeks ended September 30, 2007, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding proceeds from the termination of our Brazilian franchise agreement.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(17.8)	$(34.2)	$(14.0)	$(116.1)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Termination of Brazilian franchise agreement, net of tax (non-recurring)	—	—	—	(17.0)
Store closure costs including lease terminations (recurring)	4.3	2.9	9.7	15.0
Severance costs (non-recurring)	—	7.9	1.3	17.5
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(0.2)	—	(81.5)

Adjusted net income (loss)	(13.5)	(23.6)	(1.1)	(182.1)
Preferred stock dividends	(2.8)	(2.8)	(8.4)	(8.4)

Adjusted net income (loss) applicable to common stockholders	$(16.3)	$(26.4)	$(9.5)	$(190.5)

Adjusted net income (loss) per common share	$(0.08)	$(0.14)	$(0.05)	$(1.00)

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$(2.3)	$(4.8)	$48.1	$(34.1)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Store closure costs including lease terminations (recurring)	4.3	2.9	9.7	15.0
Severance costs (non-recurring)	—	7.9	1.3	17.5
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(0.2)	—	(81.5)

Adjusted operating income (loss)	$2.0	$5.8	$61.0	$(103.1)

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and thirty-nine weeks ended October 5, 2008, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for store closures, severance, costs incurred to explore the acquisition of Circuit City Stores, Inc. and stock compensation.

For the thirteen and thirty-nine weeks ended September 30, 2007, the Company reports adjusted EBITDA excluding costs incurred for store closures, severance, the gain on sale of Gamestation and stock compensation. Additionally, for the thirty-nine weeks ended September 30, 2007, the Company reports adjusted EBITDA excluding proceeds from the termination of our Brazilian franchise agreement.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Reconciliation of adjusted EBITDA:
Net income (loss)	$(17.8)	$(34.4)	$(14.3)	$(114.8)
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	—	0.2	0.3	(1.3)
Taxes	3.9	8.7	14.9	20.2
Interest and other income, net	11.6	20.7	47.2	61.8
Depreciation and amortization of intangibles	37.1	43.5	114.9	142.0

EBITDA	$34.8	$38.7	$163.0	$107.9

Lease termination costs incurred for store closures (recurring)	2.5	1.6	4.0	8.7
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Severance costs (non-recurring)	—	7.9	1.3	17.5
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	(0.2)	—	(81.5)
Stock compensation (recurring)	2.9	1.2	12.7	9.9

Adjusted EBITDA	$40.2	$49.2	$182.9	$42.5

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Net cash provided by (used for) operating activities	$(18.2)	$(17.1)	$(101.1)	$(201.4)

Adjustments to reconcile net cash flow used for operating activities to free cash flow:
Capital expenditures	(35.5)	(21.5)	(76.1)	(52.0)

Free cash flow	$(53.7)	$(38.6)	$(177.2)	$(253.4)

The following table provides a reconciliation of net income (loss) to free cash flow:
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 5, 2008	September 30, 2007	October 5, 2008	September 30, 2007
		(As restated)		(As restated)
Net income (loss)	$(17.8)	$(34.4)	$(14.3)	$(114.8)

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	37.1	43.5	114.9	142.0
Non-cash share-based compensation expense	2.9	1.2	12.7	9.9
Capital expenditures	(35.5)	(21.5)	(76.1)	(52.0)
Rental library purchases, net of rental amortization	21.2	(10.3)	60.5	39.5
Changes in working capital	(63.5)	(18.2)	(276.0)	(196.5)
Changes in deferred taxes and other	1.9	1.3	1.1	—
Gain on sale of Gamestation	—	(0.2)	—	(81.5)

Free cash flow	$(53.7)	$(38.6)	$(177.2)	$(253.4)

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